THIS DOCUMENT IS A CONFIRMING ELECTRONIC COPY OF THE PRELIMINARY PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MARCH 15, 1996.
----------------------------------------------------------------------------

                     SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                        (AMENDMENT NO. __)

             Filed by the Registrant                 [X]
             Filed by a Party other than Registrant  [ ]

                     Check the appropriate box:

             [X]  Preliminary Proxy Statement
             [ ]  Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
             [ ]  Definitive Proxy Statement
             [ ]  Definitive Additional Materials
             [ ]  Soliciting Material Pursuant to
                  Section 240-14a-11(c) or Section 240.14a-12

                 Inter-Regional Financial Group, Inc.
                 ------------------------------------
          (Name of Registrant as Specified in its Charter)

                 ------------------------------------
          (Name of Person(s) Filing Proxy Statement if other
                         than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of
     Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rule 14a
     -6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*/:

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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
                           IFG
              Inter-Regional Financial Group, Inc.

                  Dain Bosworth Incorporated
                Rauscher Pierce Refsnes, Inc.
             IFG Asset Management Services, Inc.
                Regional Operations Group, Inc.

                1996 Notice of Annual Meeting
                     and Proxy Statement

March 28, 1996

To Our Stockholders,

You are cordially invited to attend the Annual Meeting of IFG's Stockholders, which will be held at Joe C. Thompson Amphitheater, Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas, on Wednesday, May 1, 1996, at 3:00 p.m.

This booklet contains your official notice of the 1996 Annual Meeting and a Proxy Statement which includes information about the matters to be acted upon. Members of the management and Board of Directors of IFG will be on hand at the meeting to answer questions and to discuss any matters relating to IFG that may properly arise.

Whether or not you plan to attend the 1996 Annual Meeting in person, we urge you to participate by reading the Proxy Statement and completing and returning your proxy card as promptly as possible. This will ensure that your vote is recorded on the matters brought before the meeting.

                         Sincerely,

                         Irving Weiser
                         -------------------------------------
                         Irving Weiser
                         Chairman, President and Chief
                         Executive Officer

Official Notice of 1996 Annual Meeting of Stockholders

The 1996 Annual Meeting of Stockholders of Inter-Regional Financial Group, Inc. ("IFG" or the "Company") will be held at Joe C. Thompson Amphitheater, Cityplace Conference Center, 2711 North Haskell Avenue, Dallas, Texas, on
Wednesday, May 1, 1996, at 3:00 p.m. for the following purposes:

1. To elect eight directors to hold office for the ensuing year;

2. To approve the IFG 1996 Stock Incentive Plan, which would permit the issuance of up to 3,000,000 shares of IFG Common Stock;
3. To amend IFG's Restated Certificate of Incorporation to increase the number of authorized shares of IFG Common Stock from 20,000,000 to 30,000,000;

4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of IFG for the fiscal year ending
    December 31, 1996; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of IFG's Common Stock at the close of business on March 13, 1996, will be entitled to receive notice of and to vote at the meeting. A list of such holders will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the headquarters of IFG's subsidiary, Rauscher Pierce Refsnes, Inc., Cityplace Center East, Suite 2400, 2711 North Haskell Avenue, Dallas, Texas.

                         By Order of the Board of Directors

                         Carla J. Smith
                         ---------------------------
                         Carla J. Smith
                         Secretary

Minneapolis, Minnesota
March 28, 1996

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, MAY 1, 1996

  This Proxy Statement is bring furnished in connection with the solicitation of proxies by the Board of Directors of Inter-Regional Financial Group, Inc. ("IFG" or the "Company") for use at the 1996 Annual Meeting of Stockholders to be held on Wednesday, May 1, 1996, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed on or about March 28, 1996, to holders of record of shares of the Common Stock of IFG as of the close of business on March 13, 1996. If the enclosed proxy card is completed, signed and returned to IFG prior to the 1996 Annual Meeting, it will be voted as specified. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of IFG.

  On March 13, 1996, IFG had outstanding 12,093,319 shares of common stock, par value $.125 per share (the "Common Stock"). Each holder of record of such shares as of the close of business on March 13, 1996, will be entitled to one vote for each share of Common Stock held on such date on all matters being presented at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

  The following table sets forth information concerning the beneficial ownership of IFG's Common Stock by all persons known by IFG to beneficially own more than five percent of IFG's Common Stock, by IFG's directors and director nominees, by the current executive officers of IFG named in the Summary Compensation Table appearing on page 8 and by all directors and executive officers of IFG as a group. Except as otherwise indicated, such information is provided as of March 13, 1996, and the named beneficial owner possesses sole voting and investment power with respect to all shares. All share amounts have been adjusted to reflect the three-for-two split of IFG's Common Stock effected December 20, 1995.

                                     Amount and Nature
Name of Beneficial      Title of       of Beneficial
Owner of Class           Class           Ownership        Percent
------------------      --------     -----------------    -------
FMR Corp.                Common        690,700 (1)          5.71%
John C. Appel            Common        103,275 (2)(3)(4)       *
J. Evans Attwell         Common          5,000                 *
Susan S. Boren           Common          9,781 (2)(5)          *
F. Gregory Fitz-Gerald   Common         16,500 (2)             *
Lawrence Perlman         Common         15,300 (2)             *
C.A. Rundell, Jr.        Common          8,500 (2)             *
Robert L. Ryan           Common          9,000 (2)             *
Arthur R. Schulze, Jr.   Common         18,211 (2)(5)          *
Irving Weiser            Common        192,215 (2)(3)(4)(6) 1.59%
Louis C. Fornetti        Common         18,300 (7)             *
Jerry W. Hayes           Common         20,383 (2)(3)(4)       *
J. Scott Spiker          Common          5,803 (2)(3)(4)       *
All directors and
executive officers
as a group (15 persons)  Common        428,775 (1)(2)(3)(4)
                                                (5)(6)(7)   3.5%
_____________
* Less than 1%

[FN]
 (1) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, with respect to shares owned as of December 31, 1995. FMR reports that it has (a) sole power to vote or direct the vote of 213,450 shares, 188,850 of which are held in institutional accounts managed by its bank subsidiary, Fidelity Management Trust Company, and 24,600 of which are held or controlled by its affiliate, Fidelity International Limited, which provides investment advisory services to non-U.S. investment companies, and (b) sole power to dispose of or direct the disposition of 690,700 shares, 402,950 of which are held in registered investment companies managed by its subsidiary, Fidelity Management Research Company, a registered investment adviser, 263,150 of which are held in institutional accounts managed by Fidelity Management Trust Company and 24,600 of which are held or controlled by Fidelity International Limited.

 (2) Includes the following number of shares issuable upon exercise of currently exercisable options granted pursuant to IFG's 1986 Stock Option Plan: Mr. Appel, 25,950; Ms. Boren, 9,000; Mr. Fitz-Gerald, 10,500; Mr.
Perlman, 10,500;  Mr. Rundell,  7,500; Mr.  Ryan, 7,500; Mr.
Schulze, 10,500;  Mr. Weiser,  96,750; Mr. Hayes, 5,850; Mr.
Spiker, 1,200; and all directors and executive officers as a group (15 persons), 187,875.

 (3) Includes the following number of shares held in the IFG Stock Bonus Plan: Mr. Appel, 14,714; Mr. Weiser, 17,241; Mr. Hayes, 1,498; Mr. Spiker, 64; and all directors and executive officers as a group (15 persons), 37,172. Shares held in the Stock Bonus Plan are allocated to the accounts of participating employees at the end of each fiscal quarter. As a result, ownership amounts for shares held by participating employees in the Stock Bonus Plan are provided as of December 31, 1995. As of February 29, 1996, a total of 4,420,395 shares of Common Stock, or 36.6 percent of the outstanding shares of Common Stock, were held in the Stock Bonus Plan. Voting of shares held in the Stock Bonus Plan is passed through to the participating employees. Participating employees are also entitled to determine, on a confidential basis, whether shares held in the Stock Bonus Plan for their benefit will be tendered in a tender or exchange offer. Vested shares held in the Stock Bonus Plan for participating employees may be distributed subject to in-service loan and distribution rules or after certain events of maturity (separation from service, death or disability).

 (4) Includes the following number of shares held for the account of such executive officer pursuant to the IFG Executive Deferred Compensation Plan: Mr. Appel, 32,386; Mr. Weiser, 42,016; Mr. Hayes, 13,035; Mr. Spiker, 4,539;
and all directors and executive officers as a group (15 persons), 91,976. As of February 29, 1996, 268,378 shares of Common Stock, or 2.2 percent of the outstanding shares, were held in the Executive Deferred Compensation Plan. Shares held in the Executive Deferred Compensation Plan are credited to the accounts of the respective participating employees annually following payment of bonuses for the preceding year. All shares held for the accounts of participants under the Executive Deferred Compensation Plan will be voted by the trustee of the related trust in its sole discretion on all matters. Participants are not entitled to encumber or borrow against shares held for their accounts under the Executive Deferred Compensation Plan, and all such shares are subject to the claims of IFG's general unsecured creditors in the event of its insolvency or bankruptcy. Each participating senior executive must elect prior to the beginning of each year in which a bonus is earned whether the shares purchased with the deferred portion of such bonus and the vested portion of any related employer-matching contributions will be distributed during employment or following retirement. Participants may change their investment election with respect to a year's deferred bonus amount and the vested portion of any related employer-matching contribution from IFG Common Stock to an alternate fixed income investment, but any such change would result in the forfeiture of the unvested portion of any related employer-matching contribution.

 (5) Includes the following number of shares received in lieu of cash compensation pursuant to the IFG Restricted Stock Plan for Non-Employee Directors: Ms. Boren 481; Mr. Schulze, 961; and all directors and executive officers as a group (15 persons), 1,442. Voting of restricted shares held pursuant to the Restricted Stock Plan for Non-Employee Directors is passed through to the participating director. Participants are not entitled to dispose of or pledge shares held pursuant to the plan until such shares are fully vested, and unvested shares are subject to forfeiture in certain circumstances. Such shares become fully vested over a five-year period with 20 percent, an additional 30 percent and the remaining 50 percent on each of the third, fourth and fifth anniversaries of the grant date.

 (6) Includes 2,400 shares held in trust accounts for the benefit of Mr. Weiser's children for which Mr. Weiser has voting and dispositive power and excludes 420 shares beneficially owned by Mr. Weiser's spouse and disclaimed by Mr. Weiser

 (7) Includes 18,300 shares of restricted stock issued to Mr. Fornetti upon commencement of his employment. Mr. Fornetti is not entitled to dispose of or pledge such shares, and such shares are subject to forfeiture in certain circumstances until such shares are fully vested. Mr. Fornetti is, however, entitled to vote such shares and receive distributions thereon. Such shares become vested 50 percent on each of December 31, 1996 and 1997, subject to acceleration in certain circumstances.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires IFG's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of IFG's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of such Common Stock. Officers, directors and greater-than-10-percent beneficial owners are also required to furnish IFG with copies of all
Section 16(a) forms they file. To IFG's knowledge, based upon a review of the copies of such reports furnished to IFG and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to IFG's directors, executive officers and greater-than-10-percent beneficial owners were satisfied.

Proposal 1 - Election of Directors

NOMINEES

  Eight individuals have been nominated for election to IFG's Board of Directors at the 1996 Annual Meeting of Stockholders to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). Two of the nominees for election are officers of IFG and its subsidiaries, Dain Bosworth Incorporated ("DBI") and/or Rauscher Pierce Refsnes, Inc. ("RPR")

  The accompanying proxy is intended to be voted FOR the election of the nominees named below, unless authority to vote for one or more of such nominees is withheld as specified in the proxy card. If an executed proxy card is returned and no instruction is given, the shares of IFG
Common Stock represented by such proxy will be voted in favor of such election. If an executed proxy card is returned and authority to vote with respect to any or all of the nominees is withheld as specified in the proxy card, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but will not be considered to have been voted in favor of such nominee or nominees.

  The accompanying proxy may not be voted for more than eight directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the election of each director, and cumulative voting is not permitted. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the accompanying proxy will be voted by the persons named therein in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

  Each nominee has furnished the following information to IFG with respect to his or her principal occupations or employment during the last five years and his or her directorships of other companies subject to the reporting requirements of the Exchange Act or the Investment Company Act of 1940, as amended.

[PHOTO]  JOHN C. APPEL
         President and
         Chief Operating Officer
         Dain Bosworth Incorporated

  John C. Appel, 47, was named President and Chief Operating Officer of DBI in February 1994. Prior to that time, Mr. Appel had served as Chief Financial Officer of IFG since 1986 and of DBI since 1990. Mr. Appel has also been an Executive Vice President of IFG since 1990. Prior to joining IFG in 1986, Mr. Appel was a partner with the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche). Mr. Appel also serves as a director of Smith Breeden Associates, a registered investment adviser.

[PHOTO]  J. EVANS ATTWELL
         Attorney at Law
         Vinson & Elkins LLP

  J. Evans Attwell, 64, has been nominated to stand for election as a director of IFG at the 1996 Annual Stockholders' Meeting. Mr. Attwell is an attorney with the Houston-based law firm of Vinson & Elkins LLP. He has been a partner in the firm since 1965 and served as its Managing Partner from October 1981 through December 1991. Mr. Attwell also serves as a director of American General Corporation and Seagull Energy Corporation.

[PHOTO]  SUSAN S. BOREN
         Organizational Consultant

  Susan S. Boren, 49, is currently acting as a private organizational consultant. From 1981 through 1995, Ms. Boren held various positions with Dayton Hudson Corporation and its Department Store Division: from 1994 through 1995, she was Senior Vice President, Customer Development/Direct Response; from 1991 through 1994, she was Group Vice President of Stores; and from 1987 through 1991, she was Senior Vice President of Human Resources. Ms. Boren has been a director of IFG since February 1993. She is also a director of The Valspar Corporation.

[PHOTO]  F. GREGORY FITZ-GERALD
         President
         The ANSR Company, LLC

  F. Gregory Fitz-Gerald, 54, is President of The ANSR Company, LLC, a private company engaged in investment research using genetic algorithms and evolutionary computation. From 1991 to 1995, Mr. Fitz-Gerald was a private investor and financial consultant. From 1989 to 1991, Mr. Fitz-Gerald was a Principal of Ocean Capital Corporation, a private investment banking firm headquartered in New York City. Previously, he held senior executive positions with Commercial Credit Company and Primerica Corporation, American Express Company, American Express Credit Corporation, and Merrill Lynch & Co., Inc. Mr. Fitz-Gerald has been a director of IFG since 1987.

[PHOTO]  C. A. RUNDELL, JR.
         Private Investor
         Financial Consultant
         Rundell Enterprises

  C. A. Rundell, Jr., 64, has been a private investor and financial consultant, doing business as Rundell Enterprises, since he retired as the Chairman of the Board, President and Chief Executive Officer of Cronus Industries in 1988, positions that he had held since 1977. Mr. Rundell has been a director of IFG since February 1994. Mr. Rundell also serves as chairman of NCI Building Systems, Inc. and as a director of Tyler Corporation, Tandy Brands Accessories, Inc., Eljer Industries, Inc., and Redman Industries, Inc.

[PHOTO]  ROBERT L. RYAN
         Senior Vice President
         Chief Financial Officer
         Medtronic, Inc.

  Robert L. Ryan, 52, has been Senior Vice President and Chief Financial Officer of Medtronic, Inc. since April 1993. Prior to joining Medtronic, he had been Vice President,
Finance, and Chief Financial Officer of Union Texas Petroleum Corp. since 1984. Mr. Ryan has been a director of IFG since February 1994. Mr. Ryan also is a director of Riverwood International Corporation, TECO Energy, Inc. and Tampa Electric Company.

[PHOTO]  ARTHUR R. SCHULZE, JR.
         Former Vice Chairman of the Board
         General Mills, Inc.

  Arthur R. Schulze, Jr., 65, retired from his position as Vice Chairman of the Board of General Mills, Inc. in January 1993, a position he had held since 1989. He previously served as Executive Vice President of General Mills, Inc. and President of its Grocery Products Food Group. Mr. Schulze has been a director of IFG since 1987. Mr. Schulze is also a director of Tennant Co., Inc. and Sealright Co., Inc.

[PHOTO]  IRVING WEISER
         Chairman, President and Chief Executive Officer
         Inter-Regional Financial Group, Inc.

         Chairman and Chief
         Executive Officer
         Dain Bosworth Incorporated

         Chairman and Acting Chief
         Executive Officer
         Rauscher Pierce Refsnes, Inc.

  Irving Weiser, 48, has been chairman of IFG since May 1995, Chief Executive Officer of IFG since 1990 and President of IFG since 1985. Mr. Weiser has also been Chairman and Chief Executive Officer of DBI since April 1990, and was President of DBI from 1990 until 1994. Mr. Weiser has also been Chairman of RPR since September 1995, and acting Chief Executive Officer and President of RPR since October 1995. Prior to 1985, Mr. Weiser was a partner in the law firm of Dorsey & Whitney LLP. Mr. Weiser has been a director of IFG since 1985.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

  IFG has an Audit Committee and a Compensation and Organization Committee. The Audit Committee reviews and monitors accounting policies and control procedures of IFG, including recommending the engagement of the independent auditors and reviewing the scope of the audit, and generally assists the Board of Directors in fulfilling its fiduciary responsibilities relating to accounting, financial and reporting policies and practices. The Compensation and Organization Committee determines the policies for and structure and amount of compensation for members of the executive managements of IFG and its operating subsidiaries. The Compensation and Organization Committee also administered the IFG 1986 Stock Option Plan, administers the IFG Executive Deferred Compensation Plan and will administer the IFG 1996 Stock Incentive Plan if it is approved by IFG's stockholders at the 1996 Annual Meeting (see "Proposal 2 - Approval of IFG 1996 Stock Incentive Plan").

  The Compensation and Organization Committee also acts as a nominating committee by reviewing candidates for election as director and by annually recommending a slate of directors for approval by the Board of Directors and election by the stockholders. The Compensation and Organization Committee will consider qualified nominees recommended by stockholders. Any stockholder wishing to recommend a nominee must submit the name of such nominee in writing to the Secretary of IFG, together with a statement of the nominee's qualifications.

  The Audit Committee, on which retiring director Lawrence Perlman (chairman) and Messrs. Fitz-Gerald and Rundell served, held three meetings in 1995. The Compensation and Organization Committee, on which Messrs. Schulze (chairman) and Ryan and Ms. Boren served, held six meetings in 1995. The Board of Directors met five times in 1995. During 1995, no director, other than Mr. Perlman, attended fewer than 75 percent of the meetings of the Board of Directors and Committees upon which such director served. Mr. Perlman attended five of eight total meetings (62.5 percent) for the year.

Compensation

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy

  The Compensation and Organization Committee (the "Committee") determines the policies for and structure and amount of compensation for the members of the executive managements of IFG and its subsidiaries (collectively, the "Senior Executives"), including the Chief Executive Officer and the other executive officers of IFG named in the accompanying tables. The Committee's mission is to establish compensation policies and programs that will attract and retain highly qualified executives and will provide an incentive to such executives to focus their efforts on long-term strategic goals by aligning their financial interests closely with long-term stockholder interests. The Committee is composed entirely of independent directors who are not employees of IFG or any of its subsidiaries.

  The most significant component of IFG's Senior Executive compensation is cash remuneration in the form of base salary and annual discretionary bonuses. Bonuses are determined based upon the performance of IFG, the individual executive, his or her department or areas of responsibility and his or her employing company during the fiscal year and are awarded in February of the following year. In evaluating performance, both the achievement of annual financial and nonfinancial objectives and progress toward long-term strategic objectives are considered. Base salaries generally represent a relatively small portion of total cash remuneration capable of being earned and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Senior Executives' total cash compensation and, in 1995, constituted as much as 85 percent of a Senior Executive's total cash compensation. The Committee believes that basing a substantial portion of a Senior Executive's compensation on individual, departmental and company performance contributes to the executive's motivation to perform at the highest possible level and is consistent with the building of long-term stockholder value.

  As a central component of the IFG Long-Term Incentive Program, the Committee annually awards to the Senior Executives options to acquire shares of IFG's Common Stock. Such options were previously awarded under the IFG 1986 Stock Option Plan, which terminated by its terms on February 11, 1996. Hereafter, the Committee will award options under the IFG 1996 Stock Incentive Plan, provided such Plan is approved by IFG's stockholders at the 1996 Annual Meeting of Stockholders. See "Proposal 2 - Approval of IFG 1996 Stock Incentive Plan." The Committee believes that stockholder approval of such Plan is critical to its ability to administer an appropriate Senior Executive compensation program for the benefit of IFG's stockholders. The Committee believes that stock options provide a highly efficient form of compensation from both a cost and accounting perspective, and that such awards align the long-term financial interests of the Senior Executives with the interests of IFG's stockholders, thus providing the kind of incentives necessary to achieve IFG's longer-term strategic goals.

  The level of options awarded to each Senior Executive is linked to performance in that the award is generally determined by applying a Long-Term Incentive Percentage approved by the Committee for such Senior Executive to the amount of total cash compensation (including discretionary bonus compensation) approved by the Committee for such Executive. The range of Long-Term Incentive Percentages was initially approved by the Committee upon the recommendation of an independent firm of management compensation consultants. The range of Long-Term Incentive Percentages was established with a goal of providing long-term compensation opportunities to IFG's Senior Executives competitive with those of the executives of other well-performing regional brokerage firms. These percentages are reviewed periodically by the Committee for appropriateness and competitiveness and currently range from 8 to 20 percent of total cash compensation.

  An additional component of the IFG Long-Term Incentive Program is the IFG Executive Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan is a voluntary, non-tax-qualified, deferred compensation plan that encourages IFG's Senior Executives to invest their own capital in IFG Common Stock. Under the Deferred Plan, each Senior Executive may elect, prior to the beginning of a fiscal year, to defer up to 30 percent of his or her discretionary bonus compensation for that year. The deferred amount may be invested either in IFG Common Stock or in an alternate fixed income investment, but the participating Senior
Executive will receive an employer-matching contribution only on amounts invested in IFG Common Stock. For 1995, such matching contribution was set at a level equal to 50 percent of the deferred bonus amount. Participating Senior Executives vest in these employer-matching contributions after four years of continued service, subject to acceleration upon death, permanent disability, retirement under certain conditions or a change in control of IFG.

  The Committee believes that the two components of IFG's Long-Term Incentive Program described above have increased and will continue to increase over time the levels of stock ownership of IFG's Senior Executives, thus aligning the interests of those persons who have the greatest ability to affect IFG's financial results closely with the interests of IFG's stockholders. The Committee also believes that significant levels of stock ownership and ownership potential will assist IFG in retaining the services of such Senior Executives.

Determination of 1995 Senior Executive Compensation

  The Committee met three times in January and February 1996 to determine annual discretionary bonuses and long-term incentive compensation for the Senior Executives for 1995. In preparation for these meetings, the Committee reviewed the overall profitability, growth and financial performance of IFG, its subsidiaries and their various business lines.

  Chief Executive Officer Compensation. In determining Mr. Weiser's bonus, the Committee reviewed four key factors it had identified to measure profitability and growth. With respect to profitability, the Committee reviewed IFG's 1995 earnings and return on average equity; and with respect to growth, it reviewed the three-year compounded growth rates in IFG's revenues and stock price. The Committee then reviewed similar information for the most recently available periods for a selected group of publicly held regional brokerage firms believed by the Committee and management of IFG to be comparable with IFG and its significant subsidiaries. All of such firms are included in the Regional Sub-Index of the Lipper Analytical Brokerage Stock

Price Index used in the Comparative Stock Performance graph appearing on page 11. The Committee reviewed the overall performance of IFG and its subsidiaries relative to the performance of such other companies giving equal weight to all four of such factors.

  The Committee also reviewed data from the most recent publicly available proxy statements for certain of such comparable firms in order to determine competitive compensation levels for other chief executive and chief operating officers within the industry. The Committee compared this information to the relative performance of such firms based on the factors referred to above. The Committee also compared the financial performance of IFG during 1995 against the objectives set by the Board of Directors and management at the beginning of the year. Based on this information, the Committee determined a compensation range that it believed fairly reflected IFG's overall and relative financial performance and was reasonably competitive with other comparable firms in the industry.

  The Committee then reviewed the specific nonfinancial objectives for IFG recommended by management and approved by the Board of Directors at the beginning of the year. The Committee evaluated Mr. Weiser's performance with respect to these and certain other personal, nonfinancial objectives.

  After consideration of all of the above financial and nonfinancial performance factors, the Committee, in its discretion, determined the amount of Mr. Weiser's annual bonus. After approval of the bonus, the Committee determined Mr. Weiser's stock option award level based on the application of his Long-Term Incentive Percentage to his total cash compensation as described above. The Committee determined to no longer grant additional stock options to Mr. Weiser since the special grants of the last several years had increased his level of potential ownership to the desired level.

  Compensation of Other Senior Executives. The Committee approved individual bonus amounts for each of the Senior Executives other than Mr. Weiser following a detailed presentation by Mr. Weiser of his evaluation of each Senior Executive's individual, departmental and company performance and his recommendation of a bonus amount for each such Senior Executive based on such evaluation. In developing his evaluation of and bonus recommendations for the Senior Executive, Mr. Weiser obtained advice from other appropriate individuals, including, in particular, Mr. Appel with respect to DBI Senior Executives. In reviewing departmental and company financial performance for each of such Senior
Executives, Mr.  Weiser looked  to  the  key  components  of profitability and growth identified by the Committee. He reviewed with the Committee information concerning the revenues, contributions and profit margins of each of the business lines over the prior three years, and similar information available to the Company for a select group of regional firms. Mr. Weiser also summarized for the Committee the performance of each Senior Executive relative to the financial and nonfinancial objectives established for such Executive at the beginning of the year. The Committee was also provided historical compensation information prepared by a third-party organization for a group of 15 to 20 regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry. With respect to Mr. Weiser and Mr. Appel, the Committee also reviewed the more current publicly available proxy statement information with respect to comparable officers of the group of comparable publicly held regional firms. After the Committee approved the Senior Executive bonus amounts, stock option award levels were determined by application of the applicable Long-Term Incentive Percentage to each Senior Executive's total cash compensation as described above.

  The Committee also reviews and approves the terms of specific compensation arrangements being entered into by IFG and/or its subsidiaries with certain individual Senior Executives. The terms of Mr. Smith's severance agreement and the terms of Mr. Fornetti's offer of employment, in each case as described more fully below under "Other Executive Officer Compensation Arrangements," were among the specific compensation arrangements approved by the Committee during 1995. The Committee believes such arrangements are consistent with IFG's overall compensation philosophy.

  Application of  Section 162(m).   Section  162(m)  of  the
Internal Revenue Code of 1986, as amended (the "Code") generally limits corporate deductions to $1,000,000 for compensation paid to each named Senior Executive. Regulations under Section 162(m) permit stock options to be excluded from compensation if certain conditions are met.
Because IFG's 1986 Stock Option Plan satisfies, and the proposed IFG 1996 Stock Incentive Plan, if approved by IFG's stockholders at the 1996 Annual Meeting of Stockholders, will satisfy these conditions, and because of the voluntary deferrals made pursuant to the IFG Executive Deferred Compensation Plan, the Company does not anticipate that any named Senior Executive will receive compensation during calendar 1996 which will exceed $1,000,000 for purposes of
Section 162(m) of the Code.

Arthur R. Schulze, Jr., Chairman
Susan S. Boren
Robert L. Ryan

Members of the Compensation and
Organization Committee

OTHER EXECUTIVE OFFICER COMPENSATION ARRANGEMENTS

  David A. Smith resigned as President and Chief Executive Officer of RPR and as Executive Vice President and a member of the Executive Committee of IFG effective September 30, 1995. Under the terms of an agreement dated September 26, 1995, between Mr. Smith and IFG, IFG agreed to pay Mr. Smith a bonus for 1995 of $400,000. In addition, IFG agreed to pay Mr. Smith $200,000 per year during each of 1996 and 1997 and $100,000 during 1998 in exchange for (and conditioned upon) Mr. Smith's agreement not to compete with IFG, directly or indirectly, through the close of business on December 31, 1998 by (i) becoming employed or in any manner affiliated with any of a list of specified brokerage firms or any other firm engaging primarily in the general retail or institutional investment banking or securities brokerage or trading business in any state in which RPR maintains an office (unless such firm's total revenues from all such activities do not exceed $5 million) or (ii) assisting or encouraging any employee or client of RPR to leave the firm or transfer or materially reduce any investment account held with RPR. Mr. Smith has the right to terminate his obligations under such non-competition agreement for all or any portion of 1998 in exchange for forfeiting a pro-rata portion of the $100,000 otherwise due him for such year and a payment to IFG of an additional $100,000. IFG may terminate the agreement upon a breach or violation of any material obligation imposed by the agreement. IFG also agreed to accelerate the vesting dates of options Mr. Smith then held to purchase 29,910 shares of IFG Common Stock at prices ranging from $11.75 to $20.83 per share that otherwise would have vested in February 1996, and options to purchase 48,690 shares at prices ranging from $13.50 to $20.83 per share that otherwise would have been vested in February 1997. IFG also accelerated the expiration dates on all outstanding options held by Mr. Smith to March 1, 1996.

  Effective July 17, 1995, Louis C. Fornetti was named Executive Vice President, Treasurer and Chief Financial Officer of IFG. Under the terms of Mr. Fornetti's offer of employment, Mr. Fornetti's annualized base salary was set at $175,000. Mr. Fornetti was guaranteed a bonus of $400,000 for 1995 and a minimum combined base and bonus compensation of $500,000 for 1996, assuming in each case that Mr. Fornetti is employed by IFG at the time bonus payments are made and that he has performed in a satisfactory and ethical manner. In addition, upon commencement of his employment, Mr. Fornetti was granted 10-year, nonqualified options to purchase 37,500 shares of IFG Common Stock at a purchase price of $20.417 per share under the IFG 1986 Stock Option Plan and was issued 18,300 restricted shares of IFG Common Stock. The options become vested 20 percent, an additional 30 percent and the remaining 50 percent on each of July 31, of each of 1997, 1998 and 1999, respectively, assuming Mr. Fornetti is still employed on such dates. The restricted shares, which were granted to compensate Mr. Fornetti for comparable long-term incentive payments he would have been eligible to receive from his former employer, become vested 50 percent on each of December 31, 1996 and 1997. The restricted shares are subject to forfeiture in the event Mr. Fornetti resigns from or abandons his position with IFG or is terminated by IFG for misconduct prior to the vesting dates. In addition, the vesting of the restricted shares shall be accelerated in the event Mr. Fornetti dies or becomes disabled or his employment is terminated by IFG for reasons other than misconduct or in the event of a change in control of IFG prior to the applicable vesting date.

  Mr. Spiker joined IFG as Senior Vice President and Director of Strategic Planning and Corporate Development on February 1, 1994. In January 1995, he was appointed Chief Executive Officer and President of IFG Asset Management Services, Inc. ("AMS") and became a member of IFG's Executive Committee. He continues to serve as a Senior Vice President of IFG. Under the terms of Mr. Spiker's offer of employment, he was guaranteed a total cash compensation for 1994 of $300,000 assuming that certain conditions were satisfied. In addition, Mr. Spiker was paid $75,000 pursuant to a loan agreement that provides that IFG would forgive such amount in equal installments of $25,000 on each of March 1, 1995, 1996 and 1997 if he is still employed by IFG on such dates. If Mr. Spiker ceases to be employed by IFG prior to March 1, 1997, the remaining principal balance of the loan, together with interest thereon, will become immediately due and payable. Mr. Spiker was also granted 10-year, nonqualified options under the IFG 1986 Stock Option Plan to purchase 6,000 shares of IFG Common Stock at a purchase price of $20.833 upon commencement of his employment. Such options become vested 20 percent, an additional 30 percent and the remaining 50 percent on each of February 1, 1996, 1997 and 1998, assuming Mr. Spiker is still employed as of such dates.

SUMMARY COMPENSATION TABLE

  The following table summarizes, for each of the last three fiscal years of IFG, the compensation paid to or earned by and awarded to the Chief Executive Officer of IFG, each of the four other most highly compensated executive officers of IFG serving at December 31, 1995 and one former executive officer of IFG.

                                                   Long-Term
                                                  Compensation
                                               -------------------
                       Annual Compensation           Awards
                    ------------------------   -------------------
                                                        Securities   All
 Name &                                          Res-   Underlying  Other
Principal                                      tricted   Options   Compensa-
Positions     Year     Salary    Bonus(1)(2)    Stock    /SARs(1)   tion(3)
----------------------------------------------------------------------------
Irving        1995    $250,000     $800,000        -      24,300   $167,338
 Weiser,
Chairman,
Pres. &
CEO, IFG;     1994     250,000      525,000        -      49,500   105,688
Chairman &
CEO, DBI(4)   1993     250,000      950,000        -      60,000   173,946

John C.
Appel,        1995    $175,000     $625,000        -      13,900  $132,688
Pres. &
COO, DBI;     1994     175,000      425,000        -      33,000    77,457
Exec. VP,
IFG(4)(5)     1993     150,000      450,000        -      30,000    90,301

Louis C.
Fornetti,     1995     $73,580     $400,000   18,300      37,500         -
Exec. VP.,
Treas.        1994           -            -        -           -         -
& CFO,
IFG(6)        1993           -            -        -           -         -

Jerry W.
Hayes,        1995    $142,000     $258,000        -       4,600   $59,840
Chairman,
Pres. &
CEO,          1994     136,000      174,000        -       4,050    34,406
ROG(7)        1993     136,000      214,000        -       3,750    27,657

J. Scott
Spiker,       1995    $150,000     $225,000        -       4,300   $39,365
Pres. &
CEO, AMS;     1994     110,000      190,000        -      10,050    75,000
Sr. VP,
IFG(8)        1993           -            -        -           -         -

Former IFG Executive Officer:

David A.
Smith,        1995    $200,000     $400,000        -           -   $72,482
Chairman,
Pres. &
CEO,          1994     200,000      400,000        -      33,000    74,807
RPR;
Exec.VP,
IFG(9)        1993     200,000      825,000        -      45,300   169,564

[FN]
 (1) Awarded with respect to such year in January or February of the following year. See "Report of Compensation Committee on Executive Compensation - Compensation Philosophy." All options are 10-year options, vesting over four years, having an exercise price equal to the closing price per share of IFG Common Stock on the date of grant as reported on the New York Stock Exchange. The number of options shown as having been awarded in 1994 and 1993 have been adjusted to reflect a three-for-two split of IFG's Common Stock effected December 20, 1995.

 (2) For 1995, 1994 and 1993, respectively, includes the following amounts voluntarily deferred by the following named executive officers pursuant to the IFG Executive Deferred Compensation Plan: Mr. Weiser, $240,000, $127,500 and $225,000; Mr. Appel, $187,500, $127,500 and $135,000;
Mr. Hayes,  $77,400, $52,200  and $64,200;  Mr. Spiker (1995
only),  $67,500;   and  Mr.   Smith,  $85,000,  $85,000  and
$247,500. The IFG Executive Deferred Compensation Plan is a voluntary non-tax-qualified, deferred compensation plan in which the executive officers of IFG and certain other managerial or highly compensated employees of IFG or its subsidiaries (the "Senior Executives") may participate. Under the IFG Executive Deferred Compensation Plan, each Senior Executive may elect, prior to the beginning of a fiscal year, to defer up to 30 percent of his or her discretionary bonus for that year. The deferred amounts may be invested either in shares of IFG Common Stock or in an alternate fixed income investment, but the participating Senior Executive will only receive an employer-matching contribution on amounts invested in shares of IFG Common Stock. The employer-matching contribution was equal to 50 percent for 1995 and 33 1/3 percent for each of 1994 and 1993 of the deferred amount. For 1995, each named executive officer participating elected to have all deferred amounts invested in shares of IFG Common Stock. Participants vest in employer-matching contributions after four years and are immediately vested with respect to deferred amounts. Messrs. Fornetti and Spiker were not eligible to participate in the IFG Executive Deferred Compensation Plan in 1995 and 1994, respectively.

 (3) Represents for each of 1995, 1994 and 1993, respectively: (a) contributions in the following aggregate amounts made during the fiscal year ended December 31 by IFG and/or its subsidiaries pursuant to the IFG Profit Sharing Plan, Stock Bonus Plan and Deferred Compensation Plan for Excess Contributions: Mr. Weiser, $47,338, $63,230 and $99,021; Mr. Appel, $38,938, $34,999 and $45,346; Mr. Hayes,
$21,140, $20,500  and $6,278; Mr. Spiker (1995 only) $5,615;
and  Mr.  Smith,  $29,982,  $46,502  and  $87,146;  and  (b)
matching contributions in the following amounts made by IFG and/or its subsidiaries for such executives pursuant to the IFG Executive Deferred Compensation Plan on bonus amounts earned by such executives for the fiscal year ended December 31, but voluntarily deferred: Mr. Weiser, $120,000, $42,458 and $74,925; Mr. Appel, $93,750, $42,458 and $44,955; Mr.
Hayes, $38,700, $13,906  and $21,379; Mr. Spiker (1995 only)
$33,750;  and  Mr.  Smith,  $42,500,  $28,305  and  $82,418.
Messrs. Fornetti and Spiker were not eligible to participate in the IFG Profit Sharing Plan, Stock Bonus Plan, Deferred Compensation Plan for Excess Contributions or Executive Deferred Compensation Plan in 1995 and 1994, respectively.
 Each of the IFG Profit Sharing Plan and Stock Bonus Plan is, and the Deferred Compensation Plan for Excess Contributions was, a broad-based plan in which all employees of IFG and its subsidiaries may participate (subject to certain eligibility requirements). Under the IFG Profit Sharing Plan, IFG and each participating subsidiary annually contributes a percentage of all participants' eligible compensation. The board of directors of each company determines the level of such company's contribution to such Plan, subject to a 3-percent minimum contribution requirement. Such discretionary contributions for all IFG companies equaled 4.6 percent, 5 percent and 8 percent of all eligible compensation as defined for 1995, 1994 and 1993, respectively. Under the IFG Stock Bonus Plan, participating employees receive employer-matching contributions at a rate of 40 percent on voluntary, before-tax contributions of up to 5 percent of their eligible compensation (subject to federal tax law limitations) made by such employees to their accounts under the Plan. Participants vest in employer contributions after five years of continuous employment under the IFG Profit Sharing Plan, Stock Bonus Plan and Deferred Compensation Plan for Excess Contributions.

 (4) Mr. Weiser also became acting President and Chief Executive Officer of RPR effective October 1995 upon the resignation of Mr. Smith, who formerly held such positions. Mr. Weiser served as President and Chief Operating Officer of DBI until February 3, 1994, when Mr. Appel was named to such positions.

 (5) Effective February 3, 1994, Mr. Appel was named President and Chief Operating Officer of DBI and resigned his former positions as Chief Financial Officer of each of IFG and DBI. Mr. Appel remained an Executive Vice President and member of the Executive Committee of IFG.

 (6) Effective July 17, 1995, Mr. Fornetti was named Executive Vice President, Treasurer and Chief Financial Officer of IFG. For a description of certain compensation arrangements under the terms of Mr. Fornetti's offer of employment, including the grant of restricted shares of IFG Common Stock, see "Other Executive Officer Compensation Arrangements" above.

 (7) Mr. Hayes was named President and Chief Executive Officer of IFG's operations and clearing subsidiary,
Regional Operations Group, Inc. ("ROG") in May 1992. He became a member of the Executive Committee of IFG effective January 1, 1995.

 (8) Mr. Spiker joined IFG as Senior Vice President and Director of Strategic Planning & Corporate Development on February 1, 1994. In January 1995, he was appointed Chief Executive Officer and President of IFG Asset Management Services, Inc. ("AMS"), a subsidiary of IFG. He continues to serve as a Senior Vice President and a member of the Executive Committee of IFG. For a description of certain compensation arrangements under the terms of Mr. Spiker's offer of employment, see "Other Executive Officer Compensation Arrangements" above.

 (9) Mr. Smith resigned as President and Chief Executive Officer of RPR and as Executive Vice President and a member of the Executive Committee of IFG effective September 30, 1995. For a description of certain compensation arrangements with Mr. Smith under the terms of his severance agreement, see "Other Executive Officer Compensation Arrangements" above.

OPTIONS AND STOCK APPRECIATION RIGHTS

  The following tables summarize option grants made to the current executive officers and former executive officer named in the Summary Compensation Table with respect to the year ended December 31, 1995, option exercises by such persons during the year ended December 31, 1995, and the potential realizable value of the options held by such persons at December 31, 1995. No stock appreciation rights ("SARs") have been granted to any of the named persons.

       Option/SAR Grants With Respect to Year Ended December 31, 1995
                    % of Totals
                    Options/SARs
                     Granted                       Potential Realizable
                       to                             Value At Assumed
         Number of    Emplo-                       Annual Rates of Stock
         Securities    yees     Exercise            Price Appreciation
        Underlying     With     or Base             for Option Term(2)
          Options     Respect    Price      Expir-
           /SARs        to       (per        ation         5%          10%
Name     Granted(1)    1995    share)(1)     Date      ($36.45)    ($58.03)
---------------------------------------------------  ----------------------
Irving
Weiser    24,300      12.1%    $22.375     2/7/2006    $342,023     $866,417

John C.
Appel     13,900       6.9%    $22.375     2/7/2006    $195,643     $495,605

Louis C.
Fornetti  37,500      18.7%    $20.417    7/31/2005    $481,613   $1,220,363

Jerry W.
Hayes      4,600       2.3%    $22.375     2/7/2006     $64,745     $164,013

J. Scott
Spiker     4,300       2.1%    $22.375     2/7/2006     $60,523     $153,317

Former IFG Executive Officer:

David A.
Smith          -         -           -            -           -            -

[FN]
 (1) All of these options were granted on February 7, 1996, based upon 1995 performance, except for 37,500 shares granted to Mr. Fornetti on July 31, 1995, in connection with the commencement of his employment by IFG. See "Report of Compensation Committee on Executive Compensation - Compensation Philosophy" and "Other Executive Officer
Compensation Arrangements." All such options become exercisable as follows: 20 percent of such option shares on the second anniversary of the date of grant; an additional 30 percent of such option shares on the third anniversary of the date of grant; and the remaining 50 percent of such option shares on the fourth anniversary of the date of grant. All options were granted with an exercise price equal to the closing price per share of IFG's Common Stock on the date of grant as reported on the New York Stock Exchange. All share amounts and per-share exercise prices shown have been adjusted to reflect the three-for-two split of IFG's Common Stock effected December 20, 1995.

 (2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant through the full 10-year option term. The amount in parentheses indicates what the price would be for one share of IFG Common Stock at the end of such 10-year period for the options granted February 7, 1996, at such rates of appreciation. With respect to the options granted to Mr. Fornetti on July 31, 1995, the value of one share of IFG Common Stock at the end of such 10-year period at such assumed rates of appreciation would be $33.26 and $52.96, respectively. The amounts given represent assumed rates of appreciation only. Actual gains, if any, on option exercises will depend on future performance of the IFG Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.


                Aggregate Option/SAR Exercises
               In Year Ended December 31, 1995,
               and Value of Options/SARs Held at
                     December 31, 1995
                                                              Value of
                                        Number of           Unexercised
                                       Unexercised          In-the-Money
                                        Securities            Options/
                                        Underlying             SARs at
                                           Options/         December 31,
                                        SARs Held at           1995
            Shares                    December 31 1995      (Exercisable
          Acquired on       Value       (Exercisable/        /Unexercis-
Name      Exercise(1)    Realized(2)   Unexercisable)(3)     able)(2)(3)
------    -----------    -----------   -----------------    ------------
Irving
Weiser      6,000          $97,500      96,750/134,250  $1,409,810/$1,109,970
John C.
Appel       5,100          $76,500      25,950/69,450     $300,916/$563,057
Louis C.
Fornetti        -                -         - /37,500           - /$181,238
Jerry W.
Hayes           -                -       9,600/8,400     $132,928/$67,252
J. Scott
Spiker          -                -       1,200/8,850           - /$59,340

Former IFG Executive Officer:

David A.
Smith     131,250       $1,422,565           -/-                -/-

[FN]
 (1) All share amounts have been adjusted to reflect the three-for-two split of IFG's Common Stock effected
December 20, 1995.

 (2) "Value" has been determined based upon the difference between the per-share option exercise price and the closing price per share of IFG Common Stock as reported on the New York Stock Exchange on the date of exercise or December 31, 1995.

 (3)      Does  not   include  the   number  or   value   of
unexercisable options granted subsequent to December 31, 1995, included in the Option Grant table above.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on IFG's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Regional Sub-Index of the Lipper Analytical Brokerage Stock Price Index over the same period (assuming the investment of $100 in each on December 31, 1990, and the reinvestment of all dividends).


             1990      1991      1992      1993      1994     1995
            ---------------------------------------------------------
IFG         $100.00   $337.49   $363.65   $573.54   $473.24   $815.05

Regional    100.00    263.49    294.44    386.88    327.75    467.13

S&P 500
Index       100.00    130.40    140.32    154.25    156.28    214.93


 (1) Total return calculations on the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

 (2) Total return calculations on the Regional Sub-Index of the Lipper Analytical Brokerage Stock Price Index were performed by Lipper Analytical Securities Corporation. This index is composed of 15 publicly held regional securities firms, including IFG, and has been weighted based upon the market capitalizations of such firms in accordance with Securities and Exchange Commission rules.

COMPENSATION OF DIRECTORS

  IFG's non-employee director compensation currently consists of (a) base compensation in the amount of $15,000 per year; (b) $500 for attendance at each Board of Directors or Committee meeting; (c) an additional $1,500 per year for each of the chairman of the Audit Committee and the chairman of the Compensation and Organization Committee; and (iv) per diem compensation of $500 per half day or $1,000 per whole day for significant additional time spent on Company matters beyond the scope of normal preparation for and attendance at Board and Committee meetings. In addition, in order to provide additional incentive for its non-employee directors to serve for significant periods, IFG has entered into retirement agreements with each of such directors. Such agreements provide that, upon retirement from the Board after at least five years of service as a director, a non-employee director will be paid an annual retainer fee for the number of years served (up to a maximum of ten years). The amount of the retainer is determined by multiplying the annual base compensation rate in effect at the time of retirement by a percentage equal to 10 percent for each fiscal year served (up to a maximum of ten years).

  Pursuant to the now expired IFG 1986 Stock Option Plan, each non-employee director of IFG was also automatically granted, upon election or reelection to IFG's Board of Directors, a five-year, nonqualified option to purchase 2,000 shares of IFG's Common Stock which vested in full six months after the date of grant. Such options were granted with an exercise price equal to the closing price per share of IFG Common Stock as reported on the New York Stock Exchange on the date of grant. The number of shares to be received upon exercise and the per- share exercise price of all such options outstanding on December 20, 1995, were adjusted in accordance with their terms to reflect the three-for-two split of IFG's Common Stock effected on such date. Under the terms of the IFG 1996 Stock Incentive Plan, each non-employee director of IFG will automatically be granted, upon each election or reelection to IFG's Board of Directors, a five-year, nonqualified option to purchase 2,000 shares of IFG's Common Stock, which will become vested in full six months after the date of grant. Such options will be granted with an exercise price equal to the closing price per share of IFG Common Stock as reported on the New York Stock Exchange on the date of grant. See "Proposal 2 - Approval of IFG 1996 Stock Incentive Plan."

  Additionally, pursuant to the IFG Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan") approved by IFG's stockholders in 1994, non-employee directors have been offered the opportunity to elect to receive IFG Common Stock in lieu of all or 50 percent of the $15,000 annual base compensation referred to above. Directors who have elected to participate in the Plan received restricted shares of IFG Common Stock having a market value, based on the closing sale price per share of IFG Common Stock on the New York Stock Exchange on the date of grant, equal to 110 percent of the base compensation foregone. The Restricted Stock Plan provides for vesting of such restricted shares over a five-year period, as follows:
20 percent on the third anniversary of the annual meeting with respect to which the director has made the election; an additional 30 percent on the fourth anniversary of such date; and the remaining 50 percent on the fifth anniversary of such date. Such shares also vest automatically if the participating director dies, becomes permanently disabled or retires in accordance with IFG's then current Board retirement policy. Upon approval of the 1996 Stock Incentive Plan by IFG's stockholders, the Restricted Stock Plan will be merged into the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan will likewise offer non-employee directors the opportunity to elect to receive restricted shares of IFG Common Stock in lieu of all or 50 percent of the $15,000 annual base compensation referred to above. Such shares would also have a market value on the date of grant equal to 110 percent of the compensation foregone, however, all such shares would become fully vested on the first anniversary of the date of grant rather than from three to five years after the date of grant as provided under the Restricted Stock Plan. Such vesting would also be accelerated in the event the participating director dies, becomes disabled or retires in accordance with IFG's then current Board retirement policy or upon a change in control. See "Proposal 2 - Approval of 1996 Stock Incentive Plan."

CERTAIN TRANSACTIONS

  DBI and RPR are broker-dealers who extend credit from time to time under Federal Reserve Regulation T to certain of IFG's directors and executive officers and members of their immediate families. All such loans are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

  Under the terms of Mr. Spiker's offer of employment, he was paid $75,000 pursuant to a loan agreement providing that $25,000 of such amount will be forgiven on each of March 1, 1995, 1996 and 1997, if he is still employed on such dates. See "Other Executive Officer Compensation Arrangements."

Proposal 2 - Approval of IFG 1996 Stock Incentive Plan

  The Board of Directors, upon the recommendation of the Compensation and Organization Committee, approved the adoption of the IFG 1996 Stock Incentive Plan (the "Plan") effective as of March 22, 1996, subject to the approval of the Plan by IFG's stockholders at the 1996 Annual Meeting. The following is a description of the material terms and conditions of the Plan. Copies of the Plan may be obtained, without charge, upon request to Carla J. Smith, the Secretary of IFG, at IFG's principal executive offices, Dain Bosworth Plaza, 60 South Sixth Street, P.O. Box 1160, Minneapolis, MN 55440-1160, and will also be available for inspection at the 1996 Annual Meeting of Stockholders.

  The purpose of the Plan is to promote the interests of IFG and its stockholders by aiding IFG in attracting and retaining management personnel and non-employee directors capable of providing strategic direction to, and assuring the future success of, IFG. Awards under the Plan will offer such personnel and directors and other employees as determined by the Committee from time to time incentives to put forth maximum efforts for the success of IFG's business and an opportunity to acquire a proprietary interest in IFG, thereby aligning their interests with the interests of IFG's stockholders. These goals are consistent with the principles of IFG's executive compensation program described above in "Report of Compensation Committee on Executive Compensation." If approved by IFG's stockholders, the Plan will become an important component of that program. The Plan replaces the IFG 1986 Stock Option Plan, which terminated by its terms on February 11, 1996. As described below under "Non-Employee Directors - Merger of Restricted Stock Plan," the Plan will also supersede the Restricted Stock Plan.

Administration

  With the exception of the provisions applicable to non-employee directors, which are discussed below, the Plan is administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"). The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of IFG's Common Stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred. The Committee has the authority to establish rules for the administration of the Plan; determinations and interpretations with respect to the Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee may delegate its powers and duties under the Plan to one or more officers with respect to individuals who are not subject to Section 16 of the Exchange Act; provided, however, that the Committee may not delegate any of its powers and duties under the Plan in such a manner as would fail to comply with any of the requirements of Section 162(m) of the Code.

Eligible Participants

  Any employee, officer, consultant or independent contractor of IFG and its affiliates selected by the Committee is eligible to receive an award under the Plan. The Plan will be used to grant options to Senior Executives under the IFG Long-Term Incentive Program and will become a central component of such program. See "Report of Compensation Committee on Executive Compensation - Compensation Philosophy" above. The Plan is also intended to be used to grant options to other employees of IFG and its subsidiaries pursuant to award programs such as the IFG 1% Club and as otherwise determined from time to time by the Committee. The Plan will also be used to grant options automatically to non-employee directors upon each election or reelection to the Board and to grant restricted shares of IFG Common Stock to non-employee director electing to receive such shares in lieu of all or 50 percent of the base compensation otherwise payable to such director, in each case as described under "Non-Employee Directors" below. The amount, type and recipients of awards under the Plan, other than awards automatically granted to or offered to non-employee directors, have not yet been determined.

Terms of the Plan

  The Plan permits the granting of a variety of different types of awards: (a) stock options, including incentive stock options meeting the requirements of Section 422 of the Code, and stock options that do not meet such requirements (non-qualified stock options); (b) stock appreciation rights
(SARs); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; and (f) other awards valued in whole or in part by reference to or otherwise comprised of or based upon IFG's Common Stock ("other stock-based awards"). Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award granted under the Plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award under the Plan may not be less than 100 percent of the fair market value of IFG's Common Stock on the date of the grant of such option, SAR or other stock-based award. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Committee.

  Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. The Plan provides that the Committee may grant "reload options," separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option when the payment of the exercise price of the option to which such reload option relates is made by using shares of Common Stock owned by the optionee. The new option granted upon such exercise would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates and (b) the number of shares of Common Stock tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options previously granted under the Plan or any other stock option plan of IFG, and may be granted in connection with any option granted under the Plan or any other such plan at the time of such grant. Such reload options shall have a per-share exercise price equal to the fair market value as of the date of grant of the new option. Any such reload option shall be subject to availability of sufficient shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of shares that may be purchased pursuant to a reload option.

  The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of anytime during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

  Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

  Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the
Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock or restricted stock or restricted stock units, or other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares or otherwise, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares. The Committee is also authorized to establish the terms and conditions of other stock and stock-based awards.

Restrictions on Awards and Transfers

  Under the Plan, no person who is an employee of IFG at the time of grant may be granted any award or awards, the value of which is or are based solely on an increase in the value of shares of IFG Common Stock after the date of grant, of more than 150,000 shares, in the aggregate, in any calendar year. The foregoing annual limitation specifically includes the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

  No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will or the laws of descent and distribution, except that the Committee may permit the designation of a beneficiary. Each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

  The aggregate number of shares of IFG's Common Stock which may be issued under all awards granted under the Plan is 3,000,000 (subject to adjustment as described below). If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously set aside for such awards will be available for future awards under the Plan. Notwithstanding the foregoing, the total number of shares of Common Stock that may be purchased upon exercise of incentive stock options granted under the Plan may not exceed 3,000,000, subject to adjustment as described below and in Section 422 or 424 of the Code or any successor provision. Shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the Plan.

  If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of IFG, issuance of warrants or other rights to purchase shares of Common Stock or other securities of IFG, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it deems equitable, adjust any or all of (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards and (c) the exercise price with respect to any award.

Termination

  The Plan terminates on March 21, 2006, and no awards may be made after that date. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted may extend beyond the end of such period.

Amendment

  The Board of Directors may amend, alter or discontinue the Plan at any time, provided that stockholder approval must be obtained for any such action that, absent such stockholder approval, would (a) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Plan; (b) violate the rules or regulations of the New York Stock Exchange or any other securities exchange on which IFG's Common Stock may then be listed, or any rules or regulations of the National Association of Securities Dealers, Inc. or other self-regulatory body applicable to IFG; or (c) cause IFG to be unable, under the Code, to grant incentive stock options under the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee may waive any condition of or any rights of IFG under any outstanding award, prospectively or retroactively, but the Committee may not amend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

  The closing price per share of IFG's Common Stock on March
13, 1996,  as reported  on the  New York Stock Exchange, was
$21.

Non-employee Directors

  Automatic Option Grants. If the Plan is approved by IFG's stockholders, each non-employee director will automatically be granted upon each election or reelection a nonqualified option to purchase 2,000 shares of Common Stock at an exercise price equal to 100 percent of the fair market value per share on the date of grant. Such options shall become vested in full six months after the date of grant and shall terminate on the fifth anniversary of the date of grant.

  Merger of Restricted Stock Plan. If the Plan is approved by IFG's stockholders, IFG will merge the Restricted Stock Plan into the Plan. The Restricted Stock Plan, which was approved by IFG stockholders in 1994, permits and the Plan will permit non-employee directors to irrevocably elect, once per year, to receive, in lieu of 50 percent or 100 percent of the annual cash base compensation such director would otherwise be entitled to receive for serving on IFG's Board of Directors for the year, restricted shares of IFG's Common Stock having a market value on the date of grant (based upon the closing price per share as reported on the New York Stock Exchange) equal to 110 percent of the base compensation foregone, rounded up to the nearest whole number of shares. Restricted shares issued pursuant to the Restricted Stock Plan vest 20 percent , an additional 30 percent and the remaining 50 percent on each of the third, fourth and fifth anniversaries of the date of grant. Restricted shares issued pursuant to the Plan will vest 100 percent on the first anniversary of the date of grant. The proposed reduction in the vesting period would enable non-employee directors to obtain unrestricted shares after one year, but would deny them the ability to defer the recognition of ordinary income thereafter for subsequent years.

  Elections by non-employee directors to receive restricted shares in lieu of fees under either the Restricted Stock Plan or the Plan may be made annually and must be made at least six months prior to the annual meeting of stockholders at which such non-employee director is elected in order to qualify for certain transaction exemptions under the federal securities laws. Restricted shares to be issued pursuant to irrevocable elections made by Mr. Schulze to receive restricted shares in even lieu of 100 percent and Ms. Boren to receive restricted shares in lieu of 50 percent of base compensation, otherwise payable for service on IFG's Board during 1996 will be issued pursuant to and contain the reduced vesting provision set forth in the Plan. IFG may either issue new shares of Common Stock or purchase shares of Common Stock in the open market to fulfill the requirements of the Plan.

  Certificates representing shares of restricted stock granted to participating non-employee directors will be issued as of the date of the annual meeting of IFG's stockholders in advance of which a deferral election has been made in the name of each electing non-employee director with appropriate legends concerning applicable restrictions and will be held by IFG until such restrictions have been satisfied or the shares have been forfeited. Restricted stock granted to any participating non-employee director under the Plan shall be subject to forfeiture until vested. Except as otherwise provided in the Plan, a participating non-employee director will have all voting, dividend, liquidation and other rights with respect to restricted stock issued to the participating non-employee director under the Plan as if such participating non-employee director were a holder of record of unrestricted shares; provided that, if any dividend is declared and paid by IFG in any form other than cash, such non-cash dividend shall be subject to the same vesting schedule, forfeiture terms and transferability restrictions as are applicable to the restricted stock on which such dividends were paid.

  Except as otherwise set forth below, the holder of restricted stock may not sell, transfer, pledge, subject to lien, assign or otherwise hypothecate such restricted stock until vested. Restricted stock granted under the Plan shall be entirely forfeited (but any cash dividends previously paid with respect thereto shall be retained by the non-employee director) in the event that the participating non-employee director ceases to be a director for any reason other than as set forth below prior to becoming fully vested. A breach by a non-employee director of the terms and conditions of the Plan shall cause a forfeiture of all restricted stock which has not vested as of the date of such breach.

  All restrictions on restricted stock issued to a non-employee director under the Plan lapse upon the earliest to occur of the following: (i) the first anniversary of the date of grant; (ii) the date of the holder's death or disability; (iii) the date on which the holder retires from the Board of Directors in accordance with IFG's then current Board retirement policy; or (iv) the tenth day following the date on which a "Change of Control" has occurred. "Change of Control" events include: (a) a person or group becoming the beneficial owners of 35 percent or more of the voting power of all of the outstanding IFG voting securities; (b) IFG's stockholders having approved either a merger in which IFG is not the surviving entity, a sale of all or substantially all of IFG's assets, or a plan of liquidation or dissolution of IFG; (c) the directors who are unaffiliated with an "Acquiring Person" (as defined in the Plan) and who were members of the Board of Directors at the time the Plan was adopted, or were nominated by such directors (collectively, the "Continuing Directors"), are no longer a majority of the Board, or (d) a majority of Continuing Directors determine, in their sole discretion, that there has been a change of control of IFG.

  Upon the lapsing of the restrictions on any shares of restricted stock, such shares will become unrestricted shares vested in the participating non-employee director, and any legends regarding the restrictions affixed to the certificates representing such shares will be removed. A participating non-employee director is entitled to request delivery of the certificate or certificates representing such unrestricted shares at any time after such vesting has occurred. IFG will cause delivery of such certificate or certificates to be made as soon as practicable after the lapsing of all restrictions. A participating non-employee director will be entitled to designate a beneficiary to receive the restricted stock that has vested upon such director's death. In the event of a participating non-employee director's death, payment of any amounts due under the Plan will be made to such director's legal representatives.

Federal Tax Consequences

  The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

  The grant of an option or SAR is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and IFG will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and IFG will be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by IFG. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or SAR. Generally, there will be no tax consequence to IFG in connection with disposition of shares acquired under an option, except that IFG may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

  With respect to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and IFG will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and IFG will be entitled at that time to a tax deduction in the same amount.

  Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of IFG's tax deduction, are determined as of the end of such period.

  Under the Plan, the Committee may permit participants (other than non-employee directors) receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) or other property to IFG to satisfy federal and state tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and IFG will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Board Recommendation

  The Board of Directors recommends a vote FOR Proposal 2 to adopt the IFG 1996 Stock Incentive Plan. The affirmative vote of a majority of the shares of IFG Common Stock present and entitled to vote at the 1996 Annual Meeting is necessary to approve Proposal 2. Proxies will be voted in favor of Proposal 2 unless otherwise specified. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of Proposal 2. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 2, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 2, but will not be considered to have been voted in favor of Proposal 2. If an executed proxy is returned by a broker holding shares in street name and the broker does not vote with respect to Proposal 2 because the beneficial owner of the shares represented by such proxy has not given the broker authority to do so, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to Proposal 2.

Proposal 3 - Approval of Amendment to Restated Certificate of Incorporation to Increase Authorized Common Stock

  The IFG Board of Directors has determined that Article Fourth of IFG's Restated Articles of Incorporation should be amended and has voted to submit an amendment to IFG's stockholders for adoption. The proposed amendment to
Article Fourth would increase the number of authorized shares of Common Stock, par value $.125, from 20,000,000 to 30,000,000 and the total number of shares of stock which IFG has the authority to issue from 22,501,940 to 32,501,940.

  As of March 13, 1996, there were 12,093,319 shares of Common Stock outstanding, 159,000 shares reserved for future issuance pursuant to the IFG Stock Bonus Plan, 2,198,309 shares reserved for future issuance upon exercise of options granted under the IFG 1986 Stock Option Plan and 148,558 shares reserved for future issuance pursuant to the Restricted Stock Plan. As of March 13, 1996, there were no shares of any class of Preferred Stock outstanding.

  The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

Purposes and Effects of the Amendment

  The Board of Directors believes that additional authorized shares of Common Stock will enable IFG to issue additional shares of Common Stock pursuant to the proposed IFG 1996 Stock Incentive Plan and to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special stockholders' meeting. The shares of Common Stock could be used for the grant of stock options, acquisition by IFG of businesses or properties, equity financing, stock dividends and other general corporate purposes.

  Unless required by law or by the rules of any stock exchange on which IFG's Common Stock may in the future be listed, no further authorized vote by the stockholders will be sought for any issuance of shares of Common Stock. Under existing New York Stock Exchange, Inc. regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (a) if such additional shares of Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of the Common Stock; (b) if the number of such additional shares of Common Stock is or will be equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before the issuance of such additional shares; or (c) if the issuance would result in a change in control of IFG.

  Although the increase in authorized but unissued shares of Common Stock is designed to enable IFG to grant stock options under the IFG 1996 Stock Incentive Plan, to consider potential acquisitions and to use for general corporate purposes, the increase in the authorized but unissued shares of Common Stock could make a change in control of IFG more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of IFG. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of IFG and its stockholders.

  The amendment also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

  IFG's Restated Certificate of Incorporation currently requires a two-thirds vote in order to approve certain business combinations involving IFG and an interested stockholder of IFG. Although the Board of Directors presently has no intention of doing so, shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or amendment to the Restated Certificate of Incorporation would not receive the two-thirds stockholder vote required for approval thereof. See "Security Ownership of Certain Beneficial Owners and Management." The issuance of additional shares of Common Stock may be used to discourage takeovers that are not approved by the Board but in which stockholders may receive a substantial premium above market value for some or all of their shares at the time a tender offer is made. Thus, stockholders who may wish to participate in such a tender offer may be restricted in their opportunity to do so. In addition, because the proposed amendment may enable IFG to discourage tender offers, the amendment may make removal of the Board of Directors or management more difficult. To the extent that the adoption of the proposed amendment renders less likely a merger or other transaction opposed by IFG's incumbent Board of Directors, the effect of such adoption may be to assist the Board of Directors and management in retaining their current positions.

Board Recommendation

  The Board of Directors recommends a vote FOR Proposal 3 to amend the IFG Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of a majority of the shares of IFG Common Stock present and entitled to vote at the 1996 Annual Meeting is necessary to approve Proposal 3. Proxies will be voted in favor of Proposal 3 unless otherwise specified. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of Proposal 3. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 3, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 3, but will not be considered to have been voted in favor of Proposal 3. If an executed proxy is returned by a broker holding shares in street name and the broker does not vote with respect to Proposal 3 because the beneficial owner of the shares represented by such proxy has not given the broker authority to do so, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to Proposal 3.

Proposal 4 -Ratification of Appointment of Auditors

  The Board of Directors, based upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP as independent auditors to audit the consolidated financial statements of IFG and its subsidiaries for the current fiscal year ending December 31, 1996, and to perform other appropriate accounting services and recommends that the stockholders of IFG ratify that appointment. KPMG Peat Marwick LLP has audited IFG's financial statements for the fiscal years ended December 31, 1989 through 1995. Representatives of KPMG Peat Marwick LLP will be present at the 1996 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

  The affirmative vote of a majority of the outstanding shares of IFG Common Stock present and entitled to vote at the 1996 Annual Meeting is required to approve Proposal 4 ratifying the appointment of KPMG Peat Marwick LLP. Proxies will be voted in favor of Proposal 4 unless otherwise specified. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of Proposal
4. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 4, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 4, but will not be considered to have been voted in favor of Proposal 4.

Deadline for Submission of Stockholder Proposals

  Any proposal by a stockholder which may properly be presented at the next annual meeting of IFG's stockholders must be received at IFG's principal executive offices, Dain Bosworth Plaza, 60 South Sixth Street, P.O. Box 1160, Minneapolis, Minnesota 55440-1160, not later than November 28, 1996.

General

  The Board of Directors of IFG does not know of any other business to come before the 1996 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment.

  The entire cost of soliciting proxies for the 1996 Annual Meeting will be borne by IFG. In addition to soliciting proxies by mail, officers, directors and other regular employees of IFG or its subsidiaries may solicit proxies on behalf of the Board of Directors of IFG in person or by telephone. IFG will also request that brokers or other nominees who hold shares of IFG Common Stock in their names for the benefit of other persons forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at IFG's expense.

  Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Carla J. Smith
Secretary
March 28, 1996

  Upon written request, Inter-Regional Financial Group, Inc., will furnish, without charge, to persons solicited by this Proxy Statement a copy of its Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1995. Requests should be addressed to Inter-Regional Financial Group, Inc., P.O. Box 1160, Minneapolis, Minnesota 55440-1160, Attention: Carla J. Smith, Secretary.

APPENDIX A

PROXY          This Proxy is solicited on Behalf of the Board of
P.O. Box 1160  Directors.  The undersigned hereby appoints
Minneapolis,   Irving Weiser and Louis C. Fornetti, and each of
Minnesota      them, with power to appoint a substitute, to vote
55440-1160     all shares the undersigned is entitled to vote at
               the Annual Meeting of Stockholders of Inter-
[LOGO]         Regional Financial Group, Inc. to be held on
               May 1, 1996, and at all adjournments thereof, as
               specified below on the matters referred to and in
               their discretion upon any other matters which may
               be brought before the meeting.
----------------------------------------------------------------------
1. Election of   __ For all nominees      __ Withhold Authority
   Directors        listed below (except     to vote for all
                    as marked to the         nominees listed
                    contrary)*                   below

J.C. Appel, J.E. Attwell, S.S. Boren, F.G. Fitz-Gerald,
C.A. Rundell, Jr., R.L. Ryan, A.R. Schulze, Jr., and I. Weiser

*(Instruction: To withhold authority to vote for any individual nominee, draw a line through that nominee's name.)
----------------------------------------------------------------------

2. Approval of IFG 1996 Stock Incentive Plan __For __Against__Abstain

----------------------------------------------------------------------

3. Amendment of IFG's Restated Certificate of
   Incorporation to increase the number of
   authorized shares                         __For __Against__Abstain

----------------------------------------------------------------------

4. Ratification of appointment of auditors   __For __Against__Abstain

----------------------------------------------------------------------

5. Discretionary authority to vote on any other business that may properly come before the meeting.

----------------------------------------------------------------------

This proxy, where properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees named in
Item 1 and FOR Proposals 2,3,4 and 5.

Please sign exactly as name appears below: When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------
Signature

-------------------------------------
Signature (if held jointly)

Dated:  __________________, 1996.

APPENDIX B

                    IFG 1996 STOCK INCENTIVE PLAN

Section 1.  Purpose.

    The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining management personnel and Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and directors and other employees as determined by the Committee from time to time incentives to put forth maximum efforts for the success of the Company's business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel and directors with the Company's stockholders.

Section 2.  Definitions.

    As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

    (b) "Award" shall mean any Option, Stock Appreciation Right,
Restricted Stock, Restricted Stock Unit, Performance Award,
Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

    (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

    (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

    (f) "Company" shall mean Inter-Regional Financial Group,
Inc., a Delaware corporation, and any successor corporation.

    (g) "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

    (h) "Eligible Person" shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. A Non-Employee Director shall not be an Eligible Person.

    (i) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

    (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the average of the opening and closing sale price of the Shares as reported on the New York Stock Exchange on such date or, if such Exchange is not open for trading on such date, on the day closest to such date when such Exchange is open for trading.

    (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    (l) "Non-Employee Director" shall mean a director who is not also an employee of the Company or an Affiliate.

    (m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

    (n) "Option" shall mean an Incentive Stock Option or a Non-
Qualified Stock Option, and shall include Reload Options.

    (o) "Other Stock Grant" shall mean any right granted under
Section 6(f) of the Plan.

    (p) "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

    (q) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

    (r) "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

    (s) "Person" shall mean any individual, corporation, partnership, association or trust.

    (t) "Plan" shall mean this IFG 1996 Stock Incentive Plan, as amended from time to time.

    (u) "Reload Option" shall mean any Option granted under
Section 6(a)(iv) of the Plan.

    (v) "Restricted Stock" shall mean any Share granted under
Section 6(c) or Section 7(d) of the Plan.

    (w) "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share
(or a cash payment equal to the Fair Market Value of a Share) at some future date.

    (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

    (y) "Shares" shall mean shares of Common Stock, $.125 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under
Section 4(c) of the Plan.

    (z) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.

    (a) Power and Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that Section 7 of the Plan shall not be administered by the Committee but rather by the Board of Directors subject to the provisions and restrictions of Section 7. Subject to the express provisions of the Plan and to applicable law, and except with respect to
Section 7 of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement;
(v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

    (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

    (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan with regard to any Person who is not an officer or director of the Company or any Affiliate who is subject to Section 16 of the Exchange Act.

Section 4.  Shares Available for Awards.

    (a) Shares Available.  Subject to adjustment as provided in
Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 3,000,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 3,000,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

    (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

    (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

    (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 150,000 Shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.

    Any Eligible Person, including any Eligible Person who is an officer or director (but not a Non-Employee Director) of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision. Non-Employee Directors shall be eligible to receive Awards of Non-Qualified Stock Options under the Plan only as provided in
Section 7 of the Plan.

Section 6.  Awards.

    (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

   (ii) Option Term. The term of each Option shall be fixed by the Committee.

  (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

  (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and
(B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

    (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

    (c) Restricted Stock and Restricted Stock Units.  The
Committee is hereby authorized to grant Awards of Restricted
Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

   (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

  (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

   (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

    (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

    (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

    (f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

    (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

    (h) General. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 7 of the
Plan:

     (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

   (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

  (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

   (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

   (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

  (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Awards to Non-Employee Directors.

    (a) Eligibility. If the Plan is approved by the stockholders of the Company at the 1996 Annual Meeting of Stockholders, Options shall be granted automatically under the plan to each Non-Employee Director under the terms and conditions contained in this Section 7. The authority of the Committee under this
Section 7 shall be limited to ministerial and non-discretionary matters.

    (b) Annual Option Grants. Each Non-Employee Director shall be granted an Option to purchase 2,000 Shares on the date of each Non-Employee Director's election or reelection to the Board of Directors, commencing with the 1996 Annual Meeting of Stockholders. The exercise price of each Option shall be equal to 100 percent of the Fair Market Value per Share on the date of grant. Such Options shall be Non-Qualified Stock Options, shall become exercisable six months after the date of grant, and shall terminate on the fifth anniversary of the date of grant, unless previously exercised or terminated. Such Options shall be subject to the terms and conditions of Sections 6(a) and 10 of the Plan and to other standard terms and conditions contained in the form of Non-Qualified Stock Option Agreement used by the Company from time to time.

    (c) Exercise of Non-Employee Director Options. Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company's Secretary. The notice shall state the number of Shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director's election, pay the purchase price by check payable to the Company, in Shares, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price.

    (d) Deferral Election and Restricted Stock Award.  The
Committee is hereby authorized to grant Restricted Stock to Non-
Employee Directors under the following terms and conditions:

  (i) Deferral of Regular Cash Compensation into Restricted Stock. Each Non-Employee Director may irrevocably elect, once per year, to reduce either 50% or 100% of the annual cash retainer (the "Annual Retainer") otherwise payable for services to be rendered by him or her as a director (excluding any additional fees payable for attending any meetings of the Board of Directors or a committee of the Board of Directors, or for serving on a committee of the Board of Directors) for the twelve-month period covered by such Annual Retainer (a "Director Year") and to receive in lieu thereof Shares of Restricted Stock. Any such election (a "Deferral Election") shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation. In consideration for foregoing the Annual Retainer, the amount so deferred by a Non-Employee Director who elects to participate (a "Participating Director") shall be increased by 10% for purposes of determining the number of Shares of Restricted Stock to be awarded to such Participating Director under this Section 7(d).

  (ii) Grants of Restricted Stock. If any Non-Employee Director makes a Deferral Election for any Director Year, there shall be awarded on the date of the annual meeting for such Director Year (the "Award Date") to such Participating Director a number of Shares of Restricted Stock equal to the Annual Retainer payable for such Director Year (increased by 10% as described in the preceding paragraph (i)) divided by the closing price per share of the Shares on the New York Stock Exchange as reported for the Award Date, which resulting number shall be rounded up to the nearest whole number of Shares. Any Participating Director who made a Deferral Election under the IFG Restricted Stock Plan for Non-Employee Directors at least six months prior to the 1996 Annual Meeting of Stockholders, and who consents to the use of such prior Deferral Election under this Plan, shall be entitled to receive the number of Shares of Restricted Stock determined in accordance with the preceding sentence for the 1996 Director Year under the terms and conditions of this Plan.

  (iii) Vesting Schedule.  Restricted Stock granted under this
Section 7(d) to any Non-Employee Director for any given Deferral
Election shall be subject to forfeiture until vested and shall vest in full on the first anniversary of the Award Date.

  (iv) Transfer Restrictions and Forfeiture. Except as otherwise set forth in Section 7(d)(v) hereof, the holder of Restricted Stock may not sell, transfer, pledge, subject to lien, assign or otherwise hypothecate such Restricted Stock until the vesting period with respect to such Restricted Stock has lapsed in accordance with the terms of Section 7(d)(v) hereof. Restricted Stock granted hereunder shall be entirely forfeited (but any cash dividends previously paid with respect thereto shall be retained by the Non-Employee Director) in the event that, during a vesting period, the Participating Director ceases to be a director for any reason other than as set forth in
Section 7(d)(v) hereof. A breach by a Non-Employee Director of the terms and conditions of the Plan during the vesting period shall cause a forfeiture of all Restricted Stock which has not vested as of the date of such breach.

  (v) Lapse of Restrictions. All restrictions on Restricted Stock issued to a Non-Employee Director shall lapse upon the earliest to occur of the following: (A) the first anniversary of the Award Date with respect to such Restricted Stock; (B) the date of the holder's death or "disability" (as defined below);
(C) the date on which the holder retires from the Board of Directors in accordance with the Company's Board retirement policy then in effect; or (D) the tenth day following the date on which a "Change in Control" (as defined below) has occurred. For purposes of the Plan, "disability" shall mean long-term disability as defined in the Company's Profit Sharing Plan or any other plan of the Company then in effect which generally defines disability for its participants.

  For purposes of the Plan, "Change of Control" with respect to the Company shall mean:

    (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the IFG Stock Bonus Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

    (ii) the Continuing Directors (as hereinafter defined) cease to constitute a majority of the Board of Directors;

    (iii) the stockholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company; or

    (iv) the majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.

  For purposes of this Plan, "Continuing Director" shall mean any person who is a member of the Board of Directors, while such a person is a member of the Board, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on May 1, 1996, or
(ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

  For purposes of this Plan, "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding Shares organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12d-2 promulgated under the Exchange Act.

  (vi) Rights as a Stockholder. Restricted Stock shall be represented by a stock certificate registered in the name of the holder as described in Section 6(c)(ii). Except as otherwise provided in this Plan, a Participating Director will have all voting, dividend, liquidation and other rights with respect to Restricted Stock issued to the Participating Director under this Plan as if such Participating Director were a holder of record of unrestricted Shares; provided that, if any dividend is declared and paid by the Company in any form other than cash, such noncash dividend shall be subject to the same vesting schedule, forfeiture terms and transferability restrictions as are applicable to the Restricted Stock on which such dividends were paid.

  (vii) Stock Certificates.  Any Restricted Stock granted to Non-
Employee Directors under this Section 7(d) shall be subject to all of the terms and conditions contained in Section 6(c)(ii) hereof.

  (viii) Distributions Upon Lapse of Restrictions. Upon the lapsing of the restrictions on any Shares of Restricted Stock, such Shares shall become unrestricted Shares vested in the Participating Director, and any legends regarding the restrictions affixed to the certificates representing such Shares pursuant to this Section 7(d) shall be removed. A Participating Director shall be entitled to request delivery of the certificate or certificates representing such unrestricted Shares at any time after such vesting has occurred. The Company shall cause delivery of such certificate or certificates to be made as soon as practicable after the lapsing (in accordance with Section 7(d)(v) hereof) of all restrictions imposed by this Plan for all Restricted Stock issued with respect to a given Deferral Election. An Eligible Director will be entitled to designate a beneficiary to receive the Restricted Stock that has vested upon such Eligible Director's death (assuming such director is a Participating Director at his or her death), and in the event of a Participating Director's death, payment of any amounts due under this Plan will be made to such Participating Director's legal representatives, heirs and legatees.

    (e) Amendments to Section 7.  The provisions of this Section
7 may not be amended more often than once every six months other than to comply with changes in the Code or the rules and regulations promulgated under the Code.

Section 8.  Amendment and Termination; Adjustments.

    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the
Plan:

    (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

  (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

  (ii)  would violate the rules or regulations of the New York
Stock Exchange, any other securities exchange or the National
Association of Securities Dealers, Inc. that are applicable to the Company; or

  (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

    (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

    (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.  Income Tax Withholding; Tax Bonuses.

    (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

    (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 10.  General Provisions.

    (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

    (b) Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

    (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

    (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant or Non-Employee Director the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant or Non-Employee Director from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    (f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

    (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee (or, in the case of grants under Section 7 of the Plan, the Board of Directors), materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

    (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

    (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

    (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    (k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11.  Section 16(b) Compliance.

    The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 12.  Effective Date of the Plan.

    The Plan shall be effective as of March 21, 1996; provided, however, that if the Company's stockholders do not approve the Plan at the 1996 Annual Meeting of Stockholders, the Plan shall be null and void and all Awards granted prior to the date of such Annual Meeting shall be of no force or effect.

Section 13.  Term of the Plan.

    Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.